UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 1, 2007
(Date of earliest event reported)

CITICORP MORTGAGE SECURITIES TRUST, SERIES 2007-6 (Issuer in Respect of the Citicorp Mortgage Securities Trust, Series 2007-6 REMIC Pass-Through Certificates)
(Exact name of issuing entity as specified in its charter)

CITICORP MORTGAGE SECURITIES, INC.
(Exact name of depositor as specified in its charter)

CITIMORTGAGE, INC.
(Exact name of sponsor as specified in its charter)

New York	333-130333-28	77-0694642 77-0694645
(State or other jurisdiction of organization of issuing entity)	(Commission File No. of Issuing Entity)	(I.R.S. Employer Identification No.)

1000 Technology Drive, O'Fallon, Missouri	63368
(Address of principal executive offices)	(Zip Code)

Depositor's Telephone Number, including area code:                                                                                                                 (636) 261-1313

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 6.02        Change of  Servicer or Trustee

    On September 1, 2007, ABN AMRO Mortgage Group, Inc., a Delaware corporation (“AAMG”) and, a wholly-owned subsidiary of the Sponsor, CitiMortgage, Inc. (“CitiMortgage”), was merged into CitiMortgage, with CitiMortgage being the surviving corporation (the “Merger”). The Merger automatically terminated the Mortgage Loan Purchase and Servicing Agreement dated as of June 1, 2007 between CitiMortgage and AAMG, pursuant to which AAMG serviced mortgage loans sold to CitiMortgage, including mortgage loans included in the Citicorp Mortgage Securities Trust, Series 2007-6 (the “Trust”). (CitiMortgage has serviced the other mortgage loans in the Trust, and has acted as master servicer for the loans in the Trust that AAMG has serviced.)

            All mortgage loans in the Trust will now be serviced by CitiMortgage in accordance with the Pooling and Servicing Agreement dated July 1, 2007 for the Trust; mortgage loans formerly serviced by AAMG will for the time being continue to be serviced by the same personnel and on the same servicing platforms as prior to the Merger. CitiMortgage anticipates that the mortgage loans previously serviced by AAMG will be moved on to CitiMortgage’s servicing platform by the end of September 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 5, 2007	CITICORP MORTGAGE SECURITIES, INC. (Depositor) By: /s/ Howard Darmstadter --------------------------------- Howard Darmstadter Assistant Secretary